UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2008

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-1375	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California		90502
(Address of Principal Executive Offices)		(Zip Code)

(310) 787-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 17, 2008, Farmer Bros. Co., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other things, equity awards made to the Company’s non-employee directors under Item 5.02.  Item 5.02 incorrectly stated the number of shares of restricted stock granted to the Company’s non-employee directors as 1,380.  The number of shares granted was 1,400.  This Amendment No. 1 is being filed to amend and restate the paragraph in the Original Form 8-K under Item 5.02 under the heading “Equity Awards-Non-Employee Directors” to reflect the correct number of shares.  The remainder of the information contained in the Original Form 8-K is not amended hereby and is incorporated herein.  This Amendment No. 1 continues to speak as of the date of the Original Form 8-K and the Company has not updated the disclosure in this Amendment No. 1 to speak to any later date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Equity Awards

Non-Employee Directors

In conjunction with the Annual Meeting, the Board of Directors, in accordance with the provisions of the Farmer Bros. 2007 Omnibus Plan (the “Omnibus Plan”), granted to each of the Company’s non-employee members of the Board 1,400 shares of restricted stock based on the closing price of the Company’s common stock as reported on the Nasdaq Global Market on December 11, 2008, the date of grant.  The shares will vest ratably over three years, subject to the non-employee director’s continued service to the Company.  The Board members who received this award were:  Guenter W. Berger, Martin A. Lynch, Thomas A. Maloof, James J. McGarry, John H. Merrell and Carol Farmer Waite.  The awards of restricted stock were granted under the Omnibus Plan pursuant to the Company’s form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement, which was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2008 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 6, 2009

FARMER BROS. CO.

By:	/S/ JOHN E. SIMMONS
Name:	John E. Simmons
Title:	Treasurer, Chief Financial Officer